UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 28, 2006

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2006, the Company granted to Dale Williams, Senior Vice President, Chief Financial Officer and Secretary, an option award for two hundred and fifty thousand (250,000) shares of the Company’s common stock, $0.01 par value per share, at an exercise price of $13.47, subject to the applicable vesting schedule. The vesting schedule for the award granted to Mr. Williams provides that twenty-five percent (25%) of the shares shall become exercisable on July 7, 2008, and for every quarter thereafter, six and a quarter percent (6.25%) of such shares shall become exercisable until all shares have vested. In addition, the Company granted to David Montgomery, Executive Vice President and President of International Operations, an option award for three hundred fifty thousand (350,000) shares of the Company’s common stock $0.01 par value per share, at an exercise price of $13.47, subject to the applicable vesting schedule. The vesting schedule for the award granted to Mr. Montgomery provides that twenty-five percent (25%) of the shares shall become exercisable February 24, 2008, and for every quarter thereafter, six and a quarter percent (6.25%) of such shares shall become exercisable until all shares have vested.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2006

Tempur-Pedic International Inc.

By:	/s/ H. Thomas Bryant
Name:	H. Thomas Bryant
Title:	President and Chief Executive Officer